Exhibit 99.0.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Series A Convertible Preferred Stock, $.01 par value per share, of TCI Music, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.



Date: December 26, 1997              CEA INVESTORS PARTNERSHIP II, LTD.

                                     By: CEA Investors, Inc. its general partner

                                     By: /S/DAVID BURNS
                                         ------------------------------------
                                         David Burns
                                         Title:  Executive Vice President


Date: December 26, 1997              CEA INVESTORS, INC.

                                     By: /S/ DAVID BURNS
                                         ------------------------------------
                                         David Burns
                                         Title:  Executive Vice President


Date: December 26, 1997                  /S/ J. PATRICK MICHAELS, JR.
                                         -----------------------------------
                                         J. Patrick Michaels, Jr.